EXHIBIT A

The Principals of each of Scorpio, Scorpio Holdings and SSH are set forth below.

SCORPIO

Name	Principal Occupation and Employment (1)	Citizenship
Emanuele Lauro	Director and Chief Executive Officer of Scorpio Holdings, SSH, Scorpio, and other entities within the Scorpio group of companies.	Italy
Robert Bugbee	Director and President of Scorpio Holdings, SSH, Scorpio, and other entities within the Scorpio group of companies.	UK
Cameron Mackey	Director and Chief Operating Officer of Scorpio Holdings, SSH, Scorpio, and other entities within the Scorpio group of companies.	USA
Filippo Lauro	Director and Vice President of Scorpio Holdings, SSH, and other entities within the Scorpio group of companies, and Vice President of Scorpio.	Italy
Christopher Avella	Chief Financial Officer of Scorpio.	USA
Auste Adelborg	Corporate Secretary of Scorpio, Scorpio Holdings, SSH and other entities within the Scorpio group of companies.	Lithuanian
Sujata P. Kumar	Director of Scorpio.	India
Marianne Økland	Director of Scorpio.	Norway
Merrick Rayner	Director of Scorpio.	UK
Berit Henriksen	Director of Scorpio.	Norway
Niccolo Camerana	Director of Scorpio.	Italy

(1) The business address of the Principals, Scorpio, and other entities within the Scorpio group of companies is 99, Boulevard du Jardin Exotique, MC 98000, Monaco.

SCORPIO HOLDINGS AND SSH

Name	Principal Occupation and Employment (1)	Citizenship
Emanuele Lauro	Director and Chief Executive Officer of Scorpio Holdings, SSH, Scorpio, and other entities within the Scorpio group of companies.	Italy
Robert Bugbee	Director and President of Scorpio Holdings, SSH, Scorpio, and other entities within the Scorpio group of companies.	UK
Cameron Mackey	Director and Chief Operating Officer of Scorpio Holdings, SSH, Scorpio, and other entities within the Scorpio group of companies.	USA
Filippo Lauro	Director and Vice President of Scorpio Holdings, SSH, and other entities within the Scorpio group of companies, and Vice President of Scorpio.	Italy

(1) The business address of the Principals, Scorpio, and other entities within the Scorpio group of companies is 99, Boulevard du Jardin Exotique, MC 98000, Monaco.